Exhibit 10.1

NeuroOne Medical Technologies Corporation

10901 Red Circle Drive, Suite 150

Minnetonka, MN 55343

May 8, 2019

Lifestyle Healthcare LLC

Attn: Nickolay Kukekov

4524 Westway Ave

Dallas, TX 75205

Re: Promissory Notes

Dear Nickolay:

Reference is made to (i) that certain Promissory Note between NeuroOne Medical Technologies Corporation (“Borrower”) and Lifestyle Healthcare LLC (“Lender”) dated March 20, 2018 (the “March Note”), (ii) that certain Promissory Note between Borrower and Lender dated May 17, 2018 (the “May Note”), (iii) that certain Promissory Note between Borrower and Lender dated November 14, 2018 (the “November Note”) and (iv) that certain Promissory Note between Lender and Borrower dated December 12, 2018 (the “December Note”, and together with the March Note, May Note, and November Note, the “Notes”).

The purpose of this letter agreement (this “Letter Agreement”) is to extend the maturity date of the December Note. Notwithstanding anything in the Notes to the contrary, Lender and Borrower hereby agree that:

1. As of the date of this Letter Agreement, the March Note, the May Note and the November Note have been paid in full, and any and all of Borrower’s obligations under the March Note, the May Note and the November Note have been satisfied, terminated and released in full.

2. As of the date of this Letter Agreement, $75,000 remains outstanding under the December Note.

3. The definition of “Maturity Date” in the December Note is hereby amended to read: “means June 30, 2019.”

This Letter Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Letter Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Letter Agreement and of signature pages by facsimile or via .pdf format shall constitute effective execution and delivery of this Letter Agreement as to the parties and may be used in lieu of the original Letter Agreement for all purposes. Signatures of the parties transmitted by facsimile or via .pdf format shall be deemed to be their original signatures for all purposes.

The terms of this Letter Agreement amend and modify the Notes as if fully set forth therein. If there is any conflict between the terms, conditions and obligations of this Letter Agreement and any of the Notes, this Letter Agreement’s terms, conditions and obligations shall control. All other provisions of the Notes not specifically modified by this Letter Agreement are preserved. This Letter Agreement may not be modified or rescinded except pursuant to a written instrument signed by the party against whom enforcement is sought.

If you are in agreement with the foregoing, please date, sign and return one copy of this Letter Agreement, which thereupon will constitute our agreement with respect to the subject matter of this Letter Agreement.

In Witness Whereof, the parties have executed this Letter Agreement as of the date first above written.

Very truly yours,

NeuroOne Medical Technologies Corporation

		By:	/s/ Dave Rosa
		Name:	Dave Rosa
		Title:	CEO

ACCEPTED AND AGREED as of the
date first written above by the undersigned,
thereunto duly authorized

Lifestyle Healthcare LLC

By:	/s/ Nickolay Kukekov
Name:	Nickolay Kukekov
Title:	Manager